Exhibit 99.2

SRx Health Solutions Obtains Initial Order under CCAA

for its Canadian Subsidiary

TAMPA, FL, August 12, 2025 -- SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”), a leading global health and wellness company, today announced that its subsidiary, SRx Health Solutions (Canada), Inc.(“SRx Canada”) and certain of its subsidiaries obtained an Initial Order (the “Initial Order”) in Canada under the federal Companies’ Creditors Arrangement Act (the “CCAA” and SRx Canada’s proceedings thereunder, the “CCAA Proceedings”) from the Ontario Superior Court of Justice (Commercial List) (the “Court”).

In connection with the Initial Order, the Court granted, among other relief:

●	a stay of proceedings in favor of SRx Canada
●	the appointment of Grant Thornton Limited as the monitor of SRx Canada (in such capacity, the “Monitor”)
●	debtor-in-possession financing (“DIP Financing”)
●	a sale process (“Sale Process”)

SRx Canada has secured DIP Financing (which includes insider participation). The Dip Financing consists of a credit facility of up to a maximum of $1,750,000 which is expected to be used to financing SRx Canada’s working capital needs, including for continued operations and to implement the restructuring contemplated by the CCAA Proceedings. The CCAA Proceedings and DIP Financing will provide SRx Canada with the time and stability required to complete the Sale Process and identify transaction(s) which may include the sale of all or substantially all of the business or assets of SRx Canada. The Company intends to carry on the critical business of SRx Canada throughout the pendency of the CCAA Proceedings.

Pursuant to the Initial Order, the Monitor is maintaining a case website at the following URL: https://www.doanegrantthornton.ca/Srx. All materials filed and orders granted in the CCAA Proceedings will be uploaded to the case website.

Neither the Company nor the Company’s United States subsidiary, Halo, Purely For Pets, Inc., a Delaware corporation, has made any filing under any bankruptcy code or statutory reorganization scheme either in the United States or in Canada.

About SRx Health Solutions, Inc.

SRx Health Solutions Inc. is an integrated Canadian healthcare services provider that operates within the specialty healthcare industry. The SRx network extends across all ten Canadian provinces, making it one of the most accessible providers of comprehensive, integrated, and customized specialty healthcare services in the country. SRx combines years of industry knowledge, technology, and patient-centric focus to create strategies and solutions that consistently exceed client expectations and drive critical patient care initiatives aimed to improve the wellness of Canadians.  For more information on SRx Health Solutions Inc., please visit www.srxhealth.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

SRx Health Solutions, Inc.

Kent Cunningham, Chief Executive Officer

Investor Contact:

KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com